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                                                                  EXHIBIT 10.27


                                PROMISSORY NOTE

$694,500                                                          JULY 26, 2000

FOR VALUE RECEIVED, GARY ELWOOD WALKER, ("WALKER"), HEREBY PROMISES TO PAY to the order of SMTC CORPORATION, a Delaware corporation (together with its successors and assigns, the "HOLDER"), at such place as the Holder may designate, in lawful money of the United States, the principal amount of $694,500 (SIX HUNDRED AND NINETY-FOUR THOUSAND FIVE HUNDRED DOLLARS) (the "LOAN"). The Loan shall bear interest at the rate prescribed in section 2(i) of the Funding Agreement (as defined below).

For the purposes of this promissory note:

    (a) "FUNDING AGREEMENT" shall mean the funding agreement entered into between Walker and the Holder on July 26, 2000;

    (b) "NOTE" shall mean this promissory note as originally executed or if later amended, modified, supplemented or replaced, then, as so amended, modified, supplemented or replaced;

    (c) "OBLIGATIONS" shall mean all principal, fees, charges, expenses, counsel fees and any other sum chargeable to Walker under this Note, and all principal due in respect of the Loan; and

    (d) "SECURITIES" shall have the meaning assigned to it in the share pledge agreement dated July 26, 2000 among Walker and the Holder.

1.  PAYMENTS.

    (a) The principal amount of this Note is repayable at the option of Walker in whole or in part at any time or from time to time without notice or penalty, and is mandatorily repayable by Walker in accordance with the terms contained in Section 2(i) of the Funding Agreement and in any event by July 26, 2020.

    (b) Interest payable under this Note shall be paid under the terms and conditions set forth in section 2(i) of the Funding Agreement

    (c) All payments of principal and interest under this Note shall be in lawful money of the United States and in same day funds, without abatement, reduction, deduction, counterclaim recoupment, defence or set-off, to the Holder.

2. HOLDER'S RIGHTS. Upon demand for payment hereunder, the Holder is hereby authorized at any time and from time to time, subject to applicable law and the limitations set out in Section 2(i) of the Funding Agreement, to apply any and all indebtedness at any time owing by the Holder to or for the credit of the account of Walker which arises in respect
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    of the redemption by the Holder of any of the securities against any and all of the obligations of Walker now or hereafter existing under this Note. The Holder agrees to promptly notify Walker after any such application; provided that the failure to give such notice shall not affect the validity of such application. The rights of the Holder under this Section 2 are in addition to other rights and remedies which the Holder may have.

3. WAIVER. Except as otherwise provided for in this Note, and to the fullest extent permitted by applicable law, Walker waives: (a) presentment, notice, demand and protest, and notice of presentment, dishonour, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of this Note at any time held by the Holder on which Walker may in any way be liable, and hereby ratifies and confirms whatever the Holder may do in this regard; (b) all rights to notice and a hearing prior to the Holder's taking possession or control of, or to the Holder's replevy, attachment or levy upon, any property, real or personal, tangible or intangible of Walker or any bond or security which might be required by any court prior to allowing the Holder to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver of such power, right or privilege, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4. SEVERABILITY. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

5. COSTS AND EXPENSES. Walker agrees to pay on demand all costs and expenses, if any, including counsel fees and expenses, in connection with an enforcement (whether through negotiations, legal proceedings or otherwise) of this Note arising by reason of a breach by Walker of any of the terms hereunder.

6. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to its conflict of laws rules).

7. SUCCESSORS AND ASSIGNS. This Note shall be binding upon Walker and the successors and assigns of Walker and shall enure to the benefit of the Holder and its successors and assigns. For greater certainty, it is understood and agreed that this Note may be assigned by the Holder to any person or entity without the prior consent of Walker. This Note may not be assigned by Walker without the prior written consent of the Holder.

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                                            /s/ Gary Walker
                                            ------------------
                                            Gary Elwood Walker